Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

THE SECURITIES REPRESENTED BY THIS BOOK-ENTRY POSITION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

No. 2024-01 Issue Date: February 7, 2024	WARRANT TO PURCHASE COMMON STOCK

SERVE ROBOTICS INC.

COMMON STOCK WARRANT

THIS IS TO CERTIFY that, for value received and subject to these terms and conditions, MAGNA NEW MOBILITY USA., INC., or such person to whom this Warrant is transferred (the “Holder”), is entitled to exercise this Warrant to purchase up to 2,145,000 shares of fully paid and nonassessable common stock, par value $0.0001 per share, subject to adjustment as provided below (“Warrant Stock”), of SERVE ROBOTICS INC., a Delaware corporation (the “Company”), at an exercise price per share of $0.01 (the “Exercise Price”), such number of shares and Exercise Price being subject to adjustment as provided below.

1.	Method of Exercise

1.1 Cash Exercise Right

Subject to the occurrence of certain Exercise Conditions (as defined below), the acceleration of exercisability set forth in Section 1.4 and the net issuance right set forth in Section 1.2, this Warrant may be exercised by the Holder at any time after the original issuance date hereof until the date that is ten (10) years following the date hereof (the “Exercise Period”), by delivering to the Company via e-mail: (a) this Warrant, (b) a certified or cashier’s check payable to the Company or wire transfer to an account designated by the Company in the amount of the Exercise Price multiplied by the number of shares of Warrant Stock for which this Warrant is being exercised (the “Purchase Price”), (c) the Notice of Cash Exercise attached as Exhibit A duly completed and executed by the Holder, and (d) executed copies of any other agreements required to be executed pursuant to Section 9.3.

1.2 Net Issuance Right

In addition to the cash exercise provisions in Section 1.1 above, the Holder may elect to convert the vested portion of this Warrant into shares of Warrant Stock by surrendering this Warrant to the Company, executing any agreements required to be executed pursuant to Section 9.3 and delivering to the Company via e-mail the Notice of Net Issuance Exercise attached as Exhibit B duly completed and executed by the Holder, in which case the Company shall issue to the Holder the number of shares of Warrant Stock of the Company equal to the result obtained by (a) subtracting B from A, (b) multiplying the difference by C, and (c) dividing the product by A as set forth in the following equation:

X = (A - B) * C where:

A

X =	the number of shares of Warrant Stock issuable upon net issuance exercise pursuant to the provisions of this Section 1.2.

A =	the Fair Market Value (as defined below) of one share of Warrant Stock on the date of net issuance exercise.

B =	the Exercise Price for one share of Warrant Stock under this Warrant (as adjusted from time to time pursuant to Section 4 hereof).

C =	the number of vested shares of Warrant Stock as to which this Warrant is being exercised pursuant to the provisions of this Warrant as set forth in the Notice of Net Issuance Exercise.

If the foregoing calculation results in a negative number, then no shares of Warrant Stock shall be issued upon net issuance exercise pursuant to this Section 1.2.

“Fair Market Value” of a share of Warrant Stock shall mean:

(a) if the net issuance exercise is in connection with a transaction specified in Section 4.1(a) or (b), the value of the consideration (determined, in the case of noncash consideration, in good faith by the Company’s Board of Directors (the “Board”)) to be received pursuant to such transaction by the holder of one share of Warrant Stock;

(b) if the net issuance exercise is in connection with the initial public offering of the Company’s common stock (the “Common Stock”), the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold to the public in such offering, and if in connection with a direct listing of the Common Stock upon the effectiveness of a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) that registers shares of existing capital stock of the Company for resale not pursuant to an underwritten offering (a “Direct Listing”), the reference price;

(c) if the net issuance exercise is after the occurrence of the initial public offering of Common Stock:

(1) if the Common Stock is traded on a domestic securities exchange, the average of the closing or last sale price reported for the five (5) trading days immediately preceding the date of net issuance exercise;

(2) if the Common Stock is not traded on a domestic securities exchange, but is traded in the over-the-counter market, the average of the closing bid and asked prices reported for the five (5) trading days immediately preceding the date of net issuance exercise; and

(d) in all other cases, the fair market value as determined in good faith by the Board, after taking into consideration factors it deems appropriate, which may include, without limitation, recent valuations undertaken by the Company, recent bona fide offers to acquire the Company or make a substantial equity investment and/or sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length, provided, however, that in the case of any good faith dispute by the Holder as to the Board’s calculation of the determination of fair market value under this section (d), in the event the Holder, on the one hand, and the Company, on the other hand, are unable to settle such dispute within twenty (20) days, then either party may elect to submit the disputed valuation for resolution by a public accounting firm the selection of which must be mutually agreed by the Holder and the Board, such agreement not to be unreasonably withheld. Such accounting firm’s determination of such valuation shall be binding upon all parties absent demonstrable error or bad faith, and the Company and the Holder shall each pay one half of the fees and costs of such firm.

1.3 Exercise Conditions

The Holder’s right to purchase the Warrant Stock, subject to the terms of this Warrant, shall vest and become exercisable with respect to portions of the Warrant Stock upon the occurrence of the conditions set forth below (each, an “Exercise Condition” and together, the “Exercise Conditions”):

(a) Warrants to purchase 50% of the Warrant Stock will vest and become immediately exercisable upon the earlier of: [***]; and

(b) Warrants to purchase 50% of the Warrant Stock will vest and become immediately exercisable upon [***].

1.4 Acceleration of Exercise Conditions

Notwithstanding the Exercise Conditions set forth in Section 1.3, all of the Warrant Stock shall vest and become exercisable upon any Change of Control (as defined below) of the Company occurring during the Exercise Period.

2.	Delivery of Stock Certificates; No Fractional Shares

2.1 Promptly after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part) or after notice of net issuance exercise and compliance with Section 1.2, the Company at its expense shall issue in the name of and deliver to the Holder (i) if the shares of Warrant Stock are certificated, a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise, or if the shares of Warrant Stock are uncertificated, provide notice of book entry reflecting such number of shares, and (ii) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock immediately prior to the close of business on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1.1 or 1.2), irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock, if any; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

2.2 No fractional shares shall be issued upon the exercise of this Warrant, and the number of shares of Warrant Stock issued to Holder shall be rounded down to the nearest whole share.

3.	Company Representations, Warranties, and Covenants.

The Company hereby represents and warrants to the Holder as follows:

3.1 The Company has full power and authority to enter into this Warrant. This Warrant, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Except as otherwise disclosed in the Company’s reports, schedules, forms, statements and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”), the Company is not a party to or otherwise subject to any contract or agreement that restricts or otherwise affects its right to execute and deliver this Warrant or to perform its obligations hereunder (including the issuance of the Warrant Stock), except where all necessary consents or waivers have been obtained. Neither the execution, delivery nor performance of this Warrant (including the issuance of the Warrant Stock) will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, result in the creation of any lien upon any properties of the Company under, require any consent, approval or other action by or notice to or filing with any court or governmental body pursuant to, the Company’s certificate of incorporation or bylaws, any award of any arbitrator or any agreement, instrument or law to which the Company is subject or by which it is bound, other than such consent, approval or action which has been obtained prior to the date hereof.

3.3 The issuance of this Warrant is, and assuming the continuing accuracy of the Holder’s representations and warranties herein and no change in applicable law, the issuance of the Warrant Stock upon exercise of this Warrant will be, exempt from registration and qualification under applicable federal and state securities laws. The Warrant Stock, when issued pursuant to the terms hereof, will be fully paid, nonassessable, and not subject to any liens or encumbrances created by the Company.

3.4 Immediately prior to the issuance of this Warrant, the Company’s fully diluted capitalization as of the date hereof equals 28,457,908 shares on an as-converted-to-Common Stock basis, assuming full conversion of all outstanding capital stock and securities convertible into capital stock of the Company, including shares reserved for issuance under the Company’s equity incentive plan(s).

3.5 The Company covenants that at all times during the Exercise Period there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Warrant Stock as is necessary for exercise in full of this Warrant.

4.	Adjustments; Termination of Warrant Upon Certain Events

4.1 Effect of Reorganization

(a) Reorganization—No Change in Control

If a merger, consolidation, share exchange, acquisition of all or substantially all of the assets, property or stock, liquidation or other reorganization of the Company (any such event, a “Reorganization”) is to be effected during the Exercise Period, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in respect of their shares of Warrant Stock and the holders of the Company’s voting equity securities immediately prior to such Reorganization together own a majority interest of the voting equity securities of the successor corporation (or its parent) following such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of securities resulting from such Reorganization (and cash and other property), to which a holder of the Warrant Stock issuable upon exercise of this Warrant would have been entitled in such Reorganization if this Warrant had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board and consented to by the Holder, such consent not to be unreasonably withheld) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the Exercise Price and the number and type of securities purchasable pursuant to the terms of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of this Warrant.

(b) Reorganization—Change in Control; Termination of Warrant

If a Reorganization is to be effected during the Exercise Period, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in respect of their shares of the same class as the Warrant Stock and the holders of the Company’s voting equity securities immediately prior to such Reorganization together do not own at least a majority interest of the voting equity securities of the successor corporation (or its parent) following such Reorganization (a “Change of Control”), the Company shall provide the Holder an opportunity to exercise this Warrant, including, effective upon or immediately prior to the closing of such Change of Control, the shares of Warrant Stock that accelerate and become exercisable in accordance with Section 1.4, at least ten (10) business days prior to the effective date of such Change of Control.

4.2 Adjustments for Stock Splits, Dividends, Reclassification, etc.

If the Company shall issue any shares of the same class as the Warrant Stock as a stock dividend or subdivide the number of outstanding shares of such class into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of shares of Warrant Stock at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company shall reduce the number of outstanding shares of the same class as the Warrant Stock by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number of shares of Warrant Stock at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustments as provided in Section 4. Each adjustment in the number of shares of Warrant Stock issuable shall be to the nearest whole share.

4.3 Certificate as to Adjustments

In the case of any adjustment in the Exercise Price or number and type of securities issuable upon exercise of this Warrant, the Company will promptly after receipt of written request therefor, give written notice to the Holder setting forth the adjustment in reasonable detail.

5.	Termination; Automatic Exercise; Tolling

This Warrant and all rights hereunder to purchase securities upon exercise hereof shall terminate upon the end of the Exercise Period; subject in all respects to the following:

5.1 Automatic Cashless Exercise. To the extent that the vested portion of the Warrant has not been exercised in full, any portion of the Warrant that remains vested and exercisable but unexercised shall be exercised automatically pursuant to Section 1.2 hereof immediately prior to any termination or expiration hereof.

5.2 Exercise Tolling. Notwithstanding any provisions to the contrary, if the automatic exercise of the Warrant under Section 5.1 hereof would violate the regulatory obligations of the Holder under the Hart-Scott-Rodino Premerger Notification Act of 1976, as amended, or other pre-exercise notification requirements under any foreign antitrust law or regulation, then the exercise of this Warrant (or any applicable portion thereof) shall be delayed and the termination or expiration of the Warrant or Exercise Period shall be deemed delayed for such period as is necessary for the Holder to satisfy any such obligations, so long as the Holder is making diligent efforts to satisfy any such obligations during such period (the “Tolling Period”). Upon the termination of the Tolling Period, the Warrant shall automatically be deemed exercised pursuant to Section 1.2 as to all vested Warrant Shares as of immediately prior to the Tolling Period termination.

6.	Securities Laws Restrictions; Legend on Warrant Stock

6.1 This Warrant and the securities issuable upon exercise hereof have not been registered under the Securities Act, or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving said securities, (ii) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that such transaction is exempt from registration, or (iii) the Company otherwise satisfies itself that such transaction is exempt from registration.

6.2 A legend setting forth or referring to the above restrictions and any other legends required under federal and state securities laws shall be placed on this Warrant, any replacement and any certificate representing the Warrant Stock, and a stop transfer order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

7.	Exchange of Warrant; Lost or Damaged Warrant Certificate

This Warrant is exchangeable upon its surrender by the Holder at the office of the Company. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

8.	Notices of Record Date, etc.

In the event of:

8.1 any taking by the Company of a record of the holders of Warrant Stock for the purpose of determining the holders who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

8.2 any Reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company;

8.3 any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

8.4 the IPO,

then and in each such event at the same time notice of such event is sent to the Company’s stockholders, the Company will deliver to the Holder a notice specifying, to the extent then known (i) the date on which any such record is to be taken, (ii) the date on which any such Reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up is expected to take place, and the time, if any is to be fixed, as to which the holders of record of Warrant Stock or securities into which the Warrant Stock is convertible shall be entitled to exchange their shares for securities or other property deliverable on such Reorganization, reclassification, recapitalization, dissolution, liquidation or winding-up, (iii) the amount and character of any stock or other securities, or rights or warrants, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made, and (iv) in reasonable detail, the facts, including the proposed date, concerning any other such event. Such notice shall be delivered to the Holder at least ten (10) business days prior to the date specified in the notice, unless such notice is waived by the Holder.

9.	Holder Representations, Warranties, Covenants and Agreements

9.1 Representations and Warranties

The Holder represents and warrants to the Company that:

(a) Authorization

The Holder has full power and authority to enter into this Warrant. This Warrant, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account

This Warrant is entered into by the Company in reliance upon the Holder’s representation to the Company, which by the Holder’s execution of this Agreement, the Holder hereby confirms, that the shares of Warrant Stock to be acquired by the Holder pursuant to this Warrant will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any other party to sell, transfer or grant participations to such party or to any third party, with respect to any of shares of Warrant Stock. The Holder has not been formed for the specific purpose of acquiring shares of Warrant Stock.

(c) Restricted Securities

The Holder understands that the Warrant Stock has not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the shares of Warrant Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold such shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(d) No Public Market

The Holder understands that no public market now exists for the shares of Warrant Stock, and that the Company has made no assurances that a public market will ever exist for such shares.

(e) Legends

The Holder understands that the shares of Warrant Stock and any securities issued in respect of or exchange for such shares, may be notated with any legend required by the securities laws of any state to the extent such laws are applicable to such shares represented by the certificate, instrument, or book entry so legended, as well as the following legend:

“THE SECURITIES REPRESENTED BY THIS BOOK-ENTRY POSITION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.”

(f) Accredited Investor

The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g) Foreign Investors

If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with this Warrant, including (i) the legal requirements within its jurisdiction for execution and exercise of this Warrant, (ii) any foreign exchange restrictions applicable to such execution and exercise, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the shares of Warrant Stock. The Holder’s exercise of this Warrant and continued beneficial ownership of the shares of Warrant Stock will not violate any applicable securities or other laws of the Holder’s jurisdiction.

(h) No General Solicitation

Neither the Holder, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the shares of Warrant Stock.

9.2 Market Standoff

The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 9.2 shall apply only to the initial public offering of the Company’s Common Stock under the Securities Act (the “IPO”), shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the restricted period, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holder only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock. The underwriters in connection with such registration are intended third party beneficiaries of this Section 9.2 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 9.2 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements. The Holder consents to the Company making a notation in its records and giving instructions to any transfer agent of the Company’s securities in order to implement the restrictions on transfer set forth in this Section 9.2.

9.3 Agreement to be Bound

As a condition to the exercise of this Warrant and the issuance of Warrant Stock, if requested by the Company, the Holder shall agree in writing to be fully bound by any agreements applicable to the holders of Warrant Stock, including, without limitation, the Registration Rights Agreement among the Company and its stockholders made as of July 31, 2023, with respect to which the Holder shall execute and deliver counterpart signature pages alongside Holder’s exercise of this Warrant.

9.4 Withholding

The Holder acknowledges and agrees that the Company may require the Holder to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the exercise of this Warrant. The Company shall not be required to issue any shares of Warrant Stock until such obligations are satisfied.

10.	Miscellaneous

10.1 Holder as Owner

The Company may deem and treat the holder of record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

10.2 No Stockholder Rights

This Warrant shall not entitle the Holder to any voting rights (whether for the election of directors or otherwise), to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reissuance of stock, change of par value, consolidation, merger, conveyance or otherwise), to receive notice of meetings or to any other rights as a stockholder of the Company or to any other rights except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock, until this Warrant is exercised and the securities issuable upon the exercise hereof shall have become deliverable to the Holder, as provided herein.

10.3 Notices

(a) General

All notices and other communications given or made pursuant to this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 10.3.

(b) Consent to Electronic Notice.

The Holder hereby consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below on the Holder’s signature page, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. The Holder agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

10.4 Amendments and Waivers

Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder (which consent shall not be unreasonably withheld, conditioned or delayed). Any amendment or waiver effected in accordance with this Section 10.4 shall be binding on each future Holder and the Company.

10.5 Governing Law; Jurisdiction; Venue

This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware as such laws are applied to contracts made and to be wholly performed in Delaware by persons domiciled in Delaware without regard to principles of conflict of laws. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant.

10.6 Successors and Assigns; No Transfer

The terms and conditions of this Warrant shall inure to the benefit of and be binding on the parties and the respective successors and assigns of the parties. This Warrant may not be sold, assigned, transferred or conveyed without compliance with applicable securities law and the prior written consent of the Company, except that the Holder may assign this Warrant to any of its Affiliates without the Company’s written consent. In the event of any such transfer to an Affiliate, the Holder shall provide prior notice to the Company of the identity of the transferee, who shall agree to be bound by the same obligations to which Holder is subject. “Affiliate” means any individual or legal entity which, directly or indirectly, controls, is controlled by, or is under common control with, a party, but in no event shall include any portfolio companies in which Holder or any of its Affiliates are investors. For purposes of this definition, “control” means the ability or power to direct or cause the direction of the management and policies of an individual or entity, directly or indirectly, by virtue of ownership of voting shares, common management, contract or otherwise.

10.7 Right to Conduct Activities.

The Company, on behalf of itself and its affiliates, hereby agrees and acknowledges that Holder (together with its Affiliates, “Holder Parties”) has business arrangements with many third parties and makes investments in unrelated companies, some of which may compete directly or indirectly with the Company’s business. The Company hereby agrees that, to the extent permitted under applicable law, the Holder Parties shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by the Holder Parties in any entity competitive with the Company, or (ii) actions taken by any officer, employee or other representative of the Holder Parties to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve the Holder Parties from liability associated with the unauthorized disclosure or unauthorized use of the Company’s confidential information obtained pursuant to this Warrant, and the Holder Parties shall comply with the confidentiality obligations in any contracts executed or to be executed between them and the Company.

10.8 Share Count Request.

Upon request by Holder no more than once per calendar quarter during the Exercise Period, the Company shall, within five (5) business days following such request, provide Holder with a notice specifying as of such date (i) the number of vested shares of Warrant Stock (or other security issuable upon the exercise hereof) to which Holder is entitled upon the exercise of this Warrant, and (ii) the number of the Company’s shares issued and outstanding, by class and series.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

SERVE ROBOTICS, INC.

By:	/s/ Ali Kashani
	Name:	Ali Kashani
	Title:	Co-founder & CEO

Agreed and accepted:

MAGNA NEW MOBILITY USA., INC.

By:	/s/ Matteo Del Sorbo
Name:	Matteo Del Sorbo
Title:	Executive Vice President

By:	/s/ Patrick Harris
Name:	Patrick Harris
Title:	Sr. Director, Magna New Mobility

EXHIBIT A

NOTICE OF CASH EXERCISE

To:	SERVE ROBOTICS INC.

The undersigned hereby irrevocably elects to purchase _______________ shares of Warrant Stock (as defined in the attached Warrant) issuable upon the exercise of the attached Warrant and requests that, if such shares are certificated, certificates for such shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned affirms that the representations and warranties contained in Section 9.1 of the Warrant are true and correct as of the date hereof.

Payment enclosed in the amount of $___________.

Dated: ________________

Name of Holder of Warrant:

(please print)

Address: ___________________________________________________________

Signature: __________________________________________________________

EXHIBIT B

NOTICE OF NET ISSUANCE EXERCISE

To:	SERVE ROBOTICS INC.

The undersigned hereby irrevocably elects to convert that amount of the attached Warrant as specified below into such number of shares of Warrant Stock (as defined in the attached Warrant) as is determined pursuant to Section 1.2 of the attached Warrant. The undersigned requests that, if such shares are certificated, certificates for such net issuance shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned affirms that the representations and warranties contained in Section 9.1 of the Warrant are true and correct as of the date hereof.

Dated: ____________________

Name of Holder of Warrant:

(please print)

Number of Shares to be Converted:

Address:

Signature: